Exhibit 99.1

Structure Therapeutics Announces Selection of Lead Oral Small Molecule
Amylin Receptor Agonist ACCG-2671 for the Treatment of Obesity

Preclinical studies with ACCG-2671 demonstrate potent target engagement, robust weight loss, favorable safety profile and PK properties supportive of once-daily dosing in humans

ACCG-2671 is the most advanced oral small molecule amylin-based drug candidate, with Phase 1 study initiation expected by year end 2025

Company to host conference call today at 4:30 p.m. Eastern Time

SAN FRANCISCO – December 17, 2024 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, today announced the selection of its lead oral small molecule amylin receptor agonist, ACCG-2671. Amylin is a hormone that plays an important role in regulating glycemia and energy balance and is recognized as a promising therapeutic target for obesity and related diseases due to its effects on reducing food intake and slowing the rate of gastric emptying. ACCG-2671 was designed as an oral small molecule Dual Amylin and Calcitonin Receptor Agonist (DACRA) and is expected to enter Phase 1 clinical development by year end 2025.

“We believe amylin-based therapies are an important next-generation component of the treatment landscape for obesity and related conditions due to their potential for significant weight loss, favorable tolerability profile, and lean muscle mass preservation,” said Raymond Stevens, Ph.D., Founder and Chief Executive Officer of Structure Therapeutics. “As an oral small molecule, we envision ACCG-2671 as an additional backbone therapy to improve scalability, combinability and ultimately expand patient access to amylin-based weight loss medicines. We are in a unique position to have a potentially best in class GLP-1 oral small molecule with GSBR-1290 and now the most advanced amylin oral small molecule, both intended for use as monotherapies and as backbones for fixed dose oral combinations.”

In preclinical studies, ACCG-2671 demonstrated potent and balanced in vitro activities toward the key amylin receptor and the calcitonin receptor. ACCG-2671 also further demonstrated robust in vivo efficacy and a pharmacokinetic (PK) and safety profile supporting once-daily oral dosing in humans.

“The preclinical data demonstrate cagrilintide-like efficacy with an oral small molecule profile, underscoring ACCG-2671’s potential as a meaningfully differentiated oral treatment for obesity and related conditions,” said Xichen Lin, Ph.D., Chief Scientific Officer of Structure Therapeutics.

“Our proven GPCR structure-based drug discovery platform enabled us to rapidly advance ACCG-2671 as the lead amylin receptor agonist. We are now developing a series of amylin-based drug candidates using our technology platform to maintain our leadership in this exciting space.”

Conference Call and Webcast Information

Structure Therapeutics will host a conference call and webcast today, December 17, 2024 at 4:30 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations page of Structure Therapeutics’ website at https://ir.structuretx.com/events-presentations/events. To access the call by phone, participants can use the dial-in numbers listed below:

US-based Investors: 1-844-826-3033

International Investors: 1-412-317-5185

Conference Call ID: 10195088

The webcast will be made available for replay on Structure Therapeutics’ website beginning approximately two hours after the live event. The replay of the webcast will be available for 90 days.

About Amylin, Amylin-based receptor agonists, and ACCG-2671

Amylin is co-secreted with insulin from pancreatic beta cells in response to nutrient ingestion. Amylin has important physiological effects including reducing appetite, increasing satiety, leptin sensitivity and energy expenditure. Preclinical data from current amylin-based treatments in development suggest a potential for amylin to reduce fat mass and preserve lean mass.

Two types of amylin-based treatments for the treatment of obesity are currently being developed: dual amylin and calcitonin receptor agonists (DACRAs) that target both the amylin and calcitonin receptors; and selective amylin receptor agonists (SARAs) that preferentially target the amylin receptor.

Structure Therapeutics is developing a series of both DACRAs and SARAs, as both approaches have demonstrated potential as obesity and chronic weight management treatment. Structure’s lead amylin-based molecule, ACCG-2671, is a DACRA that is being evaluated for use either alone or in combination with GLP-1R agonists to treat obesity and associated diseases. ACCG-2671 is the first disclosed oral small molecule amylin-based development candidate, with Phase 1 study initiation expected by year end 2025.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic and cardiopulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, Structure Therapeutics has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; any expectations regarding the safety, efficacy, tolerability, scalability or combinability of ACCG-2671, GSBR-1290 and other candidates under development; the ability of ACCG-2671 and GSBR-1290 to treat T2DM, obesity or related indications; the planned initiation of ACCG-2671’s Phase 1 clinical study; the potential for ACCG-2671 and GSBR-1290 to be the most advanced and/or a best-in-class oral small molecule; and the ability of the Company to expand patient access to amylin-based weight loss medicines;. In addition, when or if used in this press release, the words and phrases “expect,” “on track,” “plan,” “potential,” “promising,” “to be,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to the preliminary nature of the results due to length of the study and sample size and results from earlier clinical studies not necessarily being predictive of future results, potential delays in the commencement, enrollment and completion of the Company’s planned and current clinical studies, the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073, ACCG-2671 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, competitive products or approaches limiting the commercial value of the Company’s product candidates, the timing and results of preclinical and clinical studies, the Company’s ability to fund development activities and achieve development goals, the Company's reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control, the impact of any global pandemics, inflation, supply chain issues, rising interest rates, future bank failures and other macroeconomic factors on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 8, 2024, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 13, 2024, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:

Danielle Keatley

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com